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                                                                    EXHIBIT 99.1

                             [METROCALL(R) LOGO]


FOR IMMEDIATE RELEASE:
WEDNESDAY, FEBRUARY 5, 2003

Metrocall Contact:
Timothy J. Dietz
Director, Corporate Communications
& Investor Relations
(703) 660-6677x6231
dietzt@metrocall.com
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                   METROCALL BOARD APPOINTS VINCENT D. KELLY,
                   ------------------------------------------
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     -------------------------------------

                          ROYCE YUDKOFF NAMED CHAIRMAN
                          ----------------------------

        Alexandria, VA, February 5, 2003 - Metrocall Holdings, Inc. (OTCBB:MTOHV) announced today that effective immediately its board of directors has appointed Vincent D. Kelly to assume the role of President and Chief Executive Officer. The board also named an existing independent board member, Royce Yudkoff, Chairman of the Board of Directors of Metrocall Holdings, Inc. These moves follow the termination of William L. Collins III, from his positions of President, Chief Executive Officer and Chairman of Metrocall Holdings, Inc.

        Vincent D. Kelly has been employed by the Company since 1987 and has served in a variety of roles over the years including Director, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. He had primary responsibility last year for Metrocall's successful reorganization and has been integrally involved in every aspect of Metrocall's internal and external operations, including strategic and business planning. Mr. Kelly stated, "I appreciate the confidence and support of Metrocall's board, lenders and owners and I am committed to achieving our strategic, operating and financial goals. I look forward to continuing to work with Royce, the rest of the Board and my colleagues at Metrocall to make us successful, profitable and a leader in low cost, wireless communications."

        Royce Yudkoff has been a member of the Company's board of directors since April 1997. Mr. Yudkoff is the Managing Partner of ABRY Partners, LLC., a private equity investment firm. Prior to co-founding ABRY in 1989, Mr. Yudkoff was a partner with Bain & Company, an international management consulting firm. "I am delighted to team with Vince, his management team and the board of directors. He


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has my full faith and confidence as an executive and businessman, and I look forward to working with him as we face the challenges and opportunities of wireless messaging."

        In related moves Stan F. Sech was named Chief Operating Officer and George Z. Moratis was named Chief Financial Officer. Mr. Sech has been with the Company since early 2000 and has served as Senior Vice President of Corporate and Business Development. Prior to joining Metrocall, Mr. Sech served as CEO of Page One Communications in the United Kingdom and prior to Page One, Mr. Sech was President and COO of USA Mobile Communications. Mr. Moratis has been with Metrocall in various financial roles since 1998 and has most recently served as Senior Vice President of Finance. Prior to joining Metrocall, Mr. Moratis served as senior manager for financial reporting at MCI Communications. Mr. Moratis has also worked within the Division of Corporation Finance of the Securities and Exchange Commission and in public accounting with Deloitte & Touche.

ABOUT METROCALL, INC.

        Metrocall, Inc. headquartered in Alexandria, Virginia, is one of the largest narrowband wireless data and messaging companies in the United States providing both paging products and other wireless services to approximately 3.7 million business and individual subscribers. Metrocall was founded in 1965 and currently employs approximately 1,900 people nationwide. The Company currently offers two-way interactive messaging, wireless e-mail and Internet connectivity, cellular and digital PCS phones, as well as one-way messaging services. Metrocall operates on nationwide, regional and local networks and can supply a wide variety of customizable Internet-based information content services. Also, Metrocall offers integrated resource management systems and communications solutions for business and campus environments. For more information on Metrocall please visit our Web site and on-line store at www.Metrocall.com or call 800-800-2337.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
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This press release includes "forward-looking statements," within the meaning of the federal securities laws, that involve uncertainties and risks. These include statements regarding events or developments that Metrocall Holdings expects or anticipates will occur in the future. A number of risks and uncertainties could cause actual results, events, and developments to differ from expectations. Business Risks include the possibility that two-way service may lack vendor support, quantity and quality. Please refer to Metrocall's most recent annual report on Form 10-K, and any subsequently filed reports on Form 10-Q and Form 8-K, as well as its other filings with the Securities and Exchange Commission, for a complete discussion of these and other important factors that could cause actual results to differ materially from those projected by these forward-looking statements.